UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 3, 2016
(Date of earliest event reported)

CA, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

1-9247 (Commission File Number)	13-2857434 (IRS Employer Identification No.)

520 Madison Avenue New York, New York (Address of principal executive offices)	10022 (Zip Code)

(800) 225-5224
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a) The annual meeting of stockholders of CA, Inc. (the “Company”) was held on August 3, 2016.

(b) The final voting results on the proposals presented at the meeting are set forth below.

1. Proposal 1 – Election of Directors:

	Shares For	Shares Against	Abstentions	Broker Non-Votes
Jens Alder	350,537,170	1,893,473	227,258	20,953,759
Raymond J. Bromark	350,439,543	1,979,695	238,663	20,953,759
Michael P. Gregoire	351,935,543	569,665	152,693	20,953,759
Rohit Kapoor	350,871,820	1,583,308	202,773	20,953,759
Jeffrey G. Katz	350,600,554	1,831,661	225,686	20,953,759
Kay Koplovitz	330,591,308	21,800,989	265,604	20,953,759
Christopher B. Lofgren	329,887,355	22,489,200	281,346	20,953,759
Richard Sulpizio	330,808,694	21,599,650	249,557	20,953,759
Laura S. Unger	331,212,856	21,180,490	264,555	20,953,759
Arthur F. Weinbach	351,691,522	699,525	266,854	20,953,759
Renato (Ron) Zambonini	330,304,523	22,115,861	237,517	20,953,759

2. Proposal 2 – Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2017:

	Shares For	Shares Against	Abstentions	Broker Non-Votes
Proposal 2	369,656,073	3,734,214	221,373	0

3. Proposal 3 – Approval, by non-binding vote, of the compensation of the Company’s Named Executive Officers:

	Shares For	Shares Against	Abstentions	Broker Non-Votes
Proposal 3	326,123,429	26,067,174	467,298	20,953,759

4. Proposal 4 – Re-approval of the CA, Inc. 2011 Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code:

	Shares For	Shares Against	Abstentions	Broker Non-Votes
Proposal 4	345,805,645	6,613,319	238,937	20,953,759

5. Proposal 5 – Ratification of the November 2015 Stockholder Protection Rights Agreement:

	Shares For	Shares Against	Abstentions	Broker Non-Votes
Proposal 5	260,856,236	91,618,660	183,005	20,953,759

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CA, Inc.

Date:	August 8, 2016	By:	/s/ Michael C. Bisignano
Michael C. Bisignano
Executive Vice President, General Counsel and Corporate Secretary